UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017 (December 13, 2017)

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas 78746
(Address of principal executive offices)

(512) 347-7300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]
Item 2.01    Completion of Acquisition or Disposition of Assets.
As previously reported on August 24, 2017, the Company entered into a divestiture agreement (the “Divestiture Agreement”) with Navitus Energy Group (“Navitus”) on August 21, 2017, pursuant to which the Company has agreed to divest and transfer its 50% ownership interest in Aurora Energy Partners to Navitus, which currently owns the remaining 50% interest, in consideration for a release from Navitus of all of the Company’s obligations under the second amended partnership agreement, dated October 1, 2011, between Victory and Navitus (the “Partnership Agreement”), including, without limitation, obligations to return to Navitus investors their accumulated deferred capital, deferred interest and related allocations of equity.
As previously reported on September 20, 2017, the Company and Navitus entered into an amendment to the Divestiture Agreement on September 14, 2017, pursuant to which the parties amended the Divestiture Agreement to provide for the issuance of 166,549,134 shares (pre-reverse stock split) of the Company’s common stock to Navitus upon closing of the transactions contemplated by the Divestiture Agreement. The Company also agreed to provide Navitus with demand registration rights for these shares, whereby the Company agreed to file within thirty (30) days of request a registration statement on an appropriate form covering the resale of these shares and use its commercially reasonable efforts to cause such registration statement to be declared effective within one hundred twenty (120) days following such filing.
On December 13, 2017, the Company and Navitus completed the transactions contemplated by the Divestiture Agreement and the Company issued 166,549,134 shares (pre-reverse stock split) of its common stock to Navitus. At closing, the Company and Navitus also entered into a mutual release (the “Release”), pursuant to which each of the parties waived, released and forever discharged and covenanted not to sue the other party with respect to any and all claims, demands, suits or causes of action of any kind whatsoever, including without limitation, all claims and causes of action arising out of or in any way relating to any dealings between the parties prior to closing relating to or arising under the Partnership Agreement, except that Navitus did not release or otherwise discharge the Company of any obligations that the Company may have resulting from the ownership by Navitus, its partners, or any of its affiliates, of any capital stock, options to purchase capital stock or warrants to purchase capital stock held by Navitus, its partners, or any such affiliates.
The foregoing summary of the terms and conditions of the Release does not purport to be complete and is qualified in its entirety by reference to the full text of that agreement filed as an exhibit to this report.
Item 3.02    Unregistered Sales of Equity Securities.
The information set forth under Item 2.01 regarding the issuance of shares of common stock under the Divestiture Agreement is incorporated by reference into this Item 3.02. The issuance of these securities was made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1
Divestiture Agreement, dated August 21, 2017, between Victory Energy Corporation and Navitus Energy Group (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on August 24, 2017)

10.2
Amendment No. 1 to the Divestiture Agreement, dated September 14, 2017, between Victory Energy Corporation and Navitus Energy Group (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 20, 2017)

10.3	Mutual Release, dated December 13, 2017, between Victory Energy Corporation and Navitus Energy Group

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

Date: December 19, 2017	/s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Divestiture Agreement, dated August 21, 2017, between Victory Energy Corporation and Navitus Energy Group (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on August 24, 2017)

10.2
Amendment No. 1 to the Divestiture Agreement, dated September 14, 2017, between Victory Energy Corporation and Navitus Energy Group (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on September 20, 2017)

10.3	Mutual Release, dated December 13, 2017, between Victory Energy Corporation and Navitus Energy Group

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